          As filed with the Securities and Exchange Commission on March 19, 2001
                                                Registration No. 333-___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                             TURNSTONE SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             ----------------------


                DELAWARE                                 77-0473640
        (STATE OF INCORPORATION)                     (I.R.S. EMPLOYER
                                                   IDENTIFICATION NUMBER)

                               2220 CENTRAL EXPRESSWAY
                         SANTA CLARA, CALIFORNIA 95050
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                             ----------------------

                                 2000 STOCK PLAN
                          2000 NONSTATUTORY STOCK PLAN
                              2000 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)

                             ----------------------

                               RICHARD N. TINSLEY
                          PRESIDENT AND CHIEF EXECUTIVE
                                     OFFICER
                             TURNSTONE SYSTEMS, INC.
                               2220 CENTRAL EXPRESSWAY
                         SANTA CLARA, CALIFORNIA 95050
                                 (408) 907-1400
 (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                             ----------------------

                                    Copy to:
                            THOMAS C. DEFILIPPS, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300


------------------------------------------------------------------------------------------------------------------
                                          CALCULATION OF REGISTRATION FEE
==================================================================================================================
       TITLE OF SECURITIES TO                MAXIMUM AMOUNT         PROPOSED           PROPOSED          AMOUNT OF
            BE REGISTERED                         TO BE              MAXIMUM            MAXIMUM        REGISTRATION
                                              REGISTERED (1)        OFFERING           AGGREGATE            FEE
                                                                      PRICE            OFFERING
                                                                    PER SHARE            PRICE
------------------------------------------------------------------------------------------------------------------
Common Stock, $0.0005 par value
  To be issued under 2000 Stock Plan         3,937,353 shares        $5.94(2)        $23,387,877.00     $5,846.97
  To be issued under 2000 Nonstatutory
     Stock Plan                              4,000,000 shares        $5.94(2)        $23,760,000.00     $5,940.00
  To be issued under 2000 Employee Stock
     Purchase Plan                           1,500,000 shares        $5.05(3)        $7,575,000.00      $1,893.75

     TOTAL                                   9,437,353 shares        $               $54,722,877.00     $13,680.72
==================================================================================================================

--------------

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into three subtotals.

(2) Estimated in accordance with Rule 457(c) and rule 457(h) under the Securities Act solely for the purpose of calculation the registration fee based upon the average of the high and low prices of a share of Turnstone Systems common stock as reported by the Nasdaq National Market on March 16, 2001.

(3) The exercise price of $5.05 per share, computed in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, is 85% of the average of the high and low prices of a share of Turnstone Systems common stock as reported by the Nasdaq National Market on March 16, 2001. Pursuant to
     Section 2(j)(iv) of the 2000 Employee Stock Purchase Plan (incorporated by reference as Exhibit 10.5 hereto), shares are sold at 85% of the lesser of the fair market value of such shares on the enrollment date or on the exercise date.

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference.

     There are hereby incorporated by reference in this prospectus the following documents and information heretofore filed with the SEC.

     (1) Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Securities and Exchange Commission on March 15, 2001.

     (2) The description of our common stock contained in the Registration Statement on Form 8-A filed January 11, 2000 pursuant to Section 12(g) of the Exchange Act.

     All documents subsequently filed by Turnstone Systems pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

ITEM 4. Description of Securities.

     Not applicable.

ITEM 5. Interests of Named Experts and Counsel.

     Not applicable.

ITEM 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

     Article XI of our Third Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware Law.

     Article VI of our bylaws provides for the indemnification of any officer, director or third party acting on behalf of Turnstone Systems, if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of Turnstone systems, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his conduct was unlawful.

     We have entered into indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our certificate of incorporation and bylaws, and intend to enter into indemnification agreements with any new directors and executive officers in the future.

ITEM 7. Exemption from Registration Claimed.

     Not applicable.

ITEM 8. Exhibits.

EXHIBIT
NUMBER                             DESCRIPTION
------                             -----------
  5.1       Opinion of Albert Y. Liu, General Counsel and Secretary.

 10.3*      2000 Stock Plan and forms of agreement thereunder

 10.4*      2000 Nonstatutory Stock Plan and forms of agreement thereunder

 10.5*      2000 Employee Stock Purchase Plan and forms of agreement thereunder

 23.1       Consent of counsel (contained in Exhibit 5.1).

 23.2       Consent of KPMG LLP.

 24.1       Power of Attorney (see page II-3).

--------------

* Incorporated by reference to the exhibit bearing the same number filed with Turnstone Systems, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission on March 15, 2001.

ITEM 9. Undertakings.

     A.   Turnstone Systems, Inc. hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. Turnstone Systems, Inc. hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Turnstone Systems, Inc.'s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Turnstone Systems, Inc. pursuant to law, Turnstone Systems, Inc.'s certificate of incorporation, bylaws, indemnification agreements, or otherwise, Turnstone Systems, Inc. has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Turnstone Systems of expenses incurred or paid by a director, officer or controlling person of Turnstone Systems, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, Turnstone Systems, Inc. will, unless in the opinion of its counsel the matter has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 19th day of March, 2001.

                                       TURNSTONE SYSTEMS, INC.


                                       By: /s/ Richard N. Tinsley
                                          ----------------------------------
                                          Richard N. Tinsley
                                          President and Chief Executive
                                          Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard N. Tinsley and Terrence J. Schmid, and each of them, as his attorney-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                        TITLE                                       DATE
---------                        -----                                       ----
   /s/ Richard N. Tinsley        President, Chief Executive Officer and      March 19, 2001
----------------------------     Director (Principal Executive Officer)
     Richard N. Tinsley


  /s/ P. Kingston Duffie         Chief Technology Officer and Director       March 19, 2001
----------------------------
     P. Kingston Duffie


  /s/ Terrence J. Schmid         Chief Financial Officer                     March 19, 2001
----------------------------     (Principal Financial and
      Terrence J. Schmid         Accounting Officer)


/s/ Robert J. Finocchio, Jr.     Director                                    March 19, 2001
----------------------------
  Robert J. Finocchio, Jr.


  /s/ John K. Peters             Director                                    March 19, 2001
----------------------------
      John K. Peters


   /s/ Andrew W. Verhalen        Director                                    March 19, 2001
----------------------------
     Andrew W. Verhalen


   /s/ Geoffrey Y. Yang          Director                                    March 19, 2001
----------------------------
      Geoffrey Y. Yang

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                             DESCRIPTION
------                             -----------
  5.1       Opinion of Albert Y. Liu, General Counsel and Secretary.

 10.3*      2000 Stock Plan and forms of agreement thereunder

 10.4*      2000 Nonstatutory Stock Plan and forms of agreement thereunder

 10.5*      2000 Employee Stock Purchase Plan and forms of agreement thereunder

 23.1       Consent of counsel (contained in Exhibit 5.1).

 23.2       Consent of KPMG LLP.

 24.1       Power of Attorney (see page II-3).

--------------

* Incorporated by reference to the exhibit bearing the same number filed with Turnstone Systems, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission on March 15, 2001.